Exhibit 10.35

THIRD AMENDMENT TO SETTLEMENT AGREEMENT

This agreement (this “Agreement”) amends the Settlement Agreement, as of June 29, 2023 as amended on December 19, 2023, and March 19, 2924 (the “Settlement Agreement”) and is made and entered into effective as of April 30, 2024 (the “Effective Date”), by and among (i) Vision Lite, a French société par actions simplifiée, having its registered office at Route d’Irigny – 69530 Brignais, registered under identification number 790 945 422 RCS Lyon (the “Company” or “Vision Lite”) and (ii) PONTON, a French société par actions simplifiée, having its registered office at Route d’Irigny – 69530 Brignais, registered under identification number 795 336 585 RCS Lyon, represented by its President, Mr. Carl Putman (“Ponton”); (iii) Mr. Carl Putman, born September 5, 1955, residing 16, quai Rambaud, 69002 Lyon (“Mr. Putman”); and (iv) Gauzy Ltd., a company organized under the laws of the State of Israel, having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (“Gauzy” or the “Purchaser”)

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Reference is made to the Settlement Agreement and the share purchase agreement (the “SPA”) dated as of February 7, 2021, as amended on July 27, 2021; January 16, 2022 , March 28, 2022 and June 22, 2023 by and among (i) Vision Lite, (ii) Ponton (iii) Mr. Putman, (iv) Gauzy Ltd., and (v) REFUGE, a French société par actions simplifiée, having its registered office at 9 rue Pierre Curie, 69500 Bron, registered under identification number 795 336 213 RCS Lyon, represented by its President Ms. Catherine Robin (“Refuge”).

The above parties shall be referred to hereinafter, each as a “Party” and collectively, the “Parties”, being specified that Refuge is not a Party to this Agreement nor the Settlement Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the SPA entered into by and between notably the Parties.

RECITALS

WHEREAS, pursuant to the SPA, the Purchaser has acquired one hundred percent (100%) of the Equity Securities of the Company as of January 26, 2022 (the “Acquisition”);

WHEREAS, Mr. Putman was the Chairman (President) of the Company and departed from his position as Chairman as well as all other corporate duties within the Group effective on October 31, 2023;

WHEREAS, Ponton is the owner of 62,833 series D convertible preferred shares and 40,841 warrants for series D convertible preferred shares of Gauzy (together “Ponton Securities”), which were subscribed in relation to the Acquisition and subsequently pursuant to certain Series D share purchase agreement, entered by and between Gauzy and investors thereto, including Ponton;

WHEREAS, on June 29th 2023 as amended on December 19, 2023 and March 19,2024 the Parties hereto entered into a Settlement Agreement, under which terms the Parties agreed to a full and exhaustive settlement both under conditions of the SPA and additional conditions as proscribed in the Settlement Agreement, in order to take into account the managerial transition in anticipation of the departure of Mr. Putman from the Company;

WHEREAS, considering that following a change of events the Parties involved have agreed to waive and amend certain terms and conditions of the Settlement Agreement, the Parties agree that in the event of any inconsistencies or contradictions between this Agreement, the Settlement Agreement and the SPA, the terms and provisions of this Agreement shall supersede and prevail;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree to enter into this Agreement as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1. The recitals to this Agreement and the exhibits and schedules attached hereto constitute integral parts hereof.

1.2. Section headings are included in this Agreement for convenience only and shall not be used in the interpretation thereof and in no way alter, modify, amend, limit, or restrict any contractual obligations of the Parties.

1.3. All provisions of the Settlement Agreement and SPA concerning matters of construction and interpretation shall apply to this Agreement.

2.	SECOND EARN-OUT AMOUNT

Reference being made hereby to Section 2.8 (Earn-Out) of the SPA, the Parties agree the following conditions regarding the Second Earn-Out Amount:

(1)	The Relevant Portion of the Second Earn-Out Amount, totaling €1,150,000, shall be paid in cash to Ponton by Gauzy in two installments. The first installment of €300,000 shall be wired at the earliest possible opportunity and no later than the end of April 2024. The remaining €850,000 shall be wired within three (3) business days following the consummation of Gauzy’s Initial Public Offering (IPO) or by June 15, 2024, whichever occurs first.

3.	RESTRICTIONS ON TRANSFER OF THE PONTON SECURITIES

Reference is hereby made to Schedule I to SECOND AMENDMENT TO SETTLEMENT AGREEMENT dated March 19, 2024 in relation to RESTRICTIONS ON TRANSFER of Ponton Securities. Ponton will enter into and abide by any lock-up or such other no sale agreement with Gauzy and/or its underwriters, as required by such underwriters, in connection with an IPO of Gauzy. Notwithstanding the foregoing, immediately upon signing of this Agreement, Gauzy shall make its best efforts to obtain the underwriters’ approval to specifically exclude Ponton from the lock-up agreement that is required of Gauzy shareholders.

If the IPO is not finalized by the end of Q2, and there is no Lock-Up in place on Gauzy and/or Gauzy’s shareholders or if it has expired without any legal or other restrictions, Gauzy will make its best efforts to assist Ponton in selling Ponton’s shares at the highest possible price.

4.	CONFIDENTIALITY

4.1.	The Parties undertake to keep the present Agreement strictly confidential, except to produce it before representatives of governmental agencies and before courts, at the request and on the official order of the latter. In this case, the Party to whom the request is addressed undertakes to inform the other Party immediately and prior to any communication of this Agreement.

4.2.	The Parties however agree that the information provided in Schedule 1 of this Agreement (“Restrictions on Transfer of the Ponton Securities”) may be shared by Gauzy or any other companies of the Group with third parties in the event of a transaction involving the Group or one of its companies, including in relation to external growth and financing transactions, subject to such third parties being bound by a confidentiality/non-disclosure agreement with the Company or companies of the Group.

4.3.	The Parties also agree that information in Schedule 1 may be communicated in any public documentation required under relevant securities laws and regulations and by the relevant authorities, including stock market authorities (including, but not limited to, prospectuses, stock market publications and press releases).

5.	GENERAL

5.1.	This Agreement forms an integral part of the SPA binding only the Parties and except as specifically modified in this Agreement, the provisions and terms set forth in the SPA shall remain in full force and effect and shall apply to this Agreement, mutatis mutandis.

5.2.	In the event of any conflicting provisions between the terms and conditions of this Agreement and the provisions of Settlement Agreement and/or the SPA, the terms and conditions of this Agreement shall prevail.

5.3.	This Agreement hereby incorporates by reference Section 10.3 of the SPA.

5.4.	This Agreement is being entered into in accordance with the provisions of Section 10.1 of the SPA and shall become effective upon execution thereof by the Parties hereto.

5.1.	This Agreement may be executed and delivered by facsimile, portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), and in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

GAUZY LTD:

By:	/s/ Eyal Peso
Name:	Eyal Peso
Title:	CEO

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

COMPANY:

VISION LITE

By:	/s/ Eyal Peso
Name:	Mr. Eyal Peso
Title:	President

PONTON:

By:	/s/ Carl Putman
Name:	Mr. Carl Putman
Title:	President

Mr. Putman

/s/ Carl Putman